Exhibit 99.1

News Release

PartnerRe Ltd. Reports First Quarter 2008 Results

▪	First Quarter Net Income per share of $2.16; Operating Earnings per share of $1.98
▪	Annualized Net Income ROE of 12.7%; Annualized Operating ROE of 11.6%
▪	Book Value per share of $70.93, an increase of 4% for the quarter, and 21% year over year

PEMBROKE, Bermuda, April 28, 2008 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $129.0 million, or $2.16 per share, for the first quarter of 2008. This net income includes net realized gains on investments and earnings from the Company’s interest in the results of equity investments aggregating $10.2 million after-tax, or $0.18 per share. Net income for the first quarter of 2007 was $169.3 million or $2.76 per share, including $5.7 million after-tax, or $0.10 per share, in net realized gains on investments and earnings from the Company’s interest in the results of equity investments. Operating earnings for the first quarter of 2008 were $110.2 million or $1.98 per share. This compares to operating earnings of $154.9 million, or $2.66 per share, for the first quarter of 2007. Operating earnings exclude net after-tax realized investment gains and losses, and interest in results of equity investments, and are calculated after payment of preferred dividends. All references to per share amounts are on a fully diluted basis.

PartnerRe Ltd. President & CEO Patrick Thiele said, “PartnerRe continues to post solid results despite an increasingly competitive non-life reinsurance market. We were able to achieve net written premium growth of approximately 11% in a softening market because of the continuing weakness of the U.S. dollar, our acquisition last year of the renewal rights to the international reinsurance operations of the French Monceau Group, as well as significant growth in our agricultural book in the U.S. This new business helps to maintain the superior level of diversification we have built over the last cycle.”

Mr. Thiele added, “Our solid underwriting performance, combined with good results from our investment operations, allowed us to grow GAAP book value per share by $2.97 in the quarter, which represents a 4% increase in the quarter and 21% increase year over year.”

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended March 31
	2008	2007
Net Premiums Written	$1,411,564	$1,270,573
Net Premiums Earned	$909,753	$842,042
Non-Life Combined Ratio	92.3%	84.8%
Net Income	$129,020	$169,266
Net Income per share (a)	$2.16	$2.76
Operating Earnings (a)	$110,211	$154,924
Operating Earnings per share (a)	$1.98	$2.66

(a)
Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Operating earnings is defined as net income available to common shareholders excluding after-tax net realized gains/losses on investments and interest in earnings/losses of equity investments. Operating earnings per share is defined as operating earnings divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the first quarter of 2008 were $1.4 billion, compared to $1.3 billion for the first quarter of 2007. Total revenues for the quarter were $1.1 billion compared to $962 million for first quarter of 2007. Total revenues include $909.8 million of net premiums earned, net investment income of $137.0 million, and net realized investment gains of $25.1 million.

During the first quarter of 2008, the Company adopted FAS 159. As a result, the Company reclassified ‘available for sale securities’ as ‘trading securities’ which has the effect of recording market value movements of the Company’s investment portfolio through the net realized gains and losses line on the income statement.

Also during the first quarter of 2008, the Company repurchased 188,660 common shares at a total cost of approximately $15.0 million. There are approximately 4.3 million common shares remaining under the current repurchase authorization of November 2007.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.46 per common share. The dividend will be payable on June 2,

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

2008, to common shareholders of record on May 23, 2008, with the stock trading ex-dividend commencing May 21, 2008.

Results by Segment

The Non-Life segment reported net premiums written of $1.2 billion for the first quarter of 2008, compared to $1.1 billion for the prior year’s first quarter. The combined ratio was 92.3% for the first quarter of 2008, compared to 84.8% for the same period in 2007. The Non-Life technical result was $116 million for the first quarter of 2008. This compares to $159 million in the first quarter of 2007.

The U.S. business, which represented approximately 24% of total net premiums written for the quarter, reported net premiums written of $332 million for the first quarter of 2008, compared to $295 million for the prior year’s first quarter. Net premiums earned were $266 million for the quarter, compared to $221 million in the same period in 2007. The technical ratio for this sub-segment was 89.1%, compared to 87.9% in the first quarter of 2007.

The Global (Non-U.S.) P&C business, which represented approximately 26% of total net premiums written for the quarter, reported net premiums written of $373 million for the first quarter of 2008 compared to $332 million for the same period in 2007. Net premiums earned during the quarter were $201 million, compared to $177 million in the prior year’s first quarter. The technical ratio for this sub-segment was 99.3% compared to 92.7% for the same period in 2007.

The Global (Non-U.S.) Specialty business, which represented approximately 24% of total net premiums written for the quarter, reported net premiums written of $333 million for the first quarter of 2008, compared to $284 million for the prior year period. Net premiums earned were $219 million for the quarter, flat with the same period in 2007. This sub-segment’s technical ratio was 92.3% compared to 71.0% for the first quarter of 2007.

The Catastrophe business, which represented approximately 14% of total net premiums written for the quarter, reported net premiums written of $198 million for the first quarter of 2008, compared to $212 million for the prior year period. Net premiums earned were $77 million for the current quarter, compared to $94 million for the same period in 2007. This sub-segment’s technical ratio was 11.1% for the quarter compared to 40.9% for the first quarter of 2007.

The Life segment, which writes business primarily in Europe, Canada and Latin America, and represented approximately 12% of total net premiums written for the quarter, reported

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

net premiums written of $170 million for the quarter, up 15% as compared with the first quarter of 2007. The allocated underwriting result for the quarter was $2 million, compared to $7 million for the comparable period in 2007.

The Company’s capital markets and investment activities are reported under the heading of “Corporate and Other”. Within Corporate and Other, capital markets and investment activities contributed $148 million to pre-tax income in the first quarter of 2008.

Balance Sheet Items

At March 31, 2008, total assets were $17.3 billion as compared to $16.0 billion at December 31, 2007. Over the trailing 12 month period, total investments and cash increased 11% to $12.2 billion. Gross Non-Life loss and loss expense reserves increased 9% year over year to $7.6 billion at March 31, 2008. During the first quarter of 2008, the Company’s estimate of Non-Life reserves for prior accident years developed favorably by $117 million. The overall first quarter prior year reserve development in the Non-Life segment includes net favorable development in all sub-segments, with $16 million in the U.S. sub-segment, $58 million in the Global (Non-U.S.) P&C sub-segment, $33 million in the Global (Non-U.S.) Specialty sub-segment, and $10 million in the Catastrophe sub-segment. In the first quarter of 2007, Non-Life reserves for prior years developed favorably by $122 million. Policy benefits for life and annuity contacts increased by 7% year over year to $1.6 billion at March 31, 2008. During the first quarter of 2008, the Company’s estimate of Life reserves for prior years developed adversely by $5 million, compared to favorable development of $7 million in 2007.

At March 31, 2008, total capital was $5.3 billion, and total shareholders’ equity was $4.5 billion. This compares to total capital of $5.2 billion, and total shareholders’ equity of $4.3 billion at December 31, 2007. Book value per common share at March 31, 2008 was $70.93 on a fully diluted basis compared to $67.96 per share at December 31, 2007.

For additional information, the Company has posted a first quarter 2008 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data.

Commentary and Outlook

Mr. Thiele said, “We are experiencing a softening market in most of our lines of business as clients cut back on the size of their programs, competition increases, and prices decline. Inevitably, our underwriting profitability will decrease as these trends continue. However, we

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

are beginning to see opportunities in the capital markets and expect to deploy more capital in that area going forward.

“Despite these crosscurrents, we believe that PartnerRe is well-positioned strategically and financially to continue to achieve our long-term targets for operating return on equity of 13% over the cycle, and average annual book value per share growth in excess of 10%.”
_____________________________________________

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of net realized gains/losses on investments, net of tax, nor the interest in earnings/losses of equity investments, net of tax, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-Life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt and capital efficient notes, to manage the capital structure of the Company.
_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2007, total revenues were $4.2 billion. At March 31, 2008, total assets were $17.3 billion, total capital was $5.3 billion and total shareholders’ equity was $4.5 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved,

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the three	For the three
	months ended	months ended
	March 31,	March 31,
	2008	2007

Revenues
Gross premiums written	$1,439,332	$1,301,763

Net premiums written	$1,411,564	$1,270,573
Increase in unearned premiums	(501,811)	(428,531)
Net premiums earned	909,753	842,042
Net investment income	137,010	119,017
Net realized investment gains	25,112	768
Other income	1,639	517
Total revenues	1,073,514	962,344

Expenses
Losses and loss expenses and life policy benefits	589,668	478,734
Acquisition costs	204,238	200,724
Other operating expenses	92,280	78,985
Interest expense	11,896	13,510
Net foreign exchange losses	4,798	4,246
Total expenses	902,880	776,199

Income before taxes and interest in earnings of equity investments	170,634	186,145
Income tax expense	42,726	19,904
Interest in earnings of equity investments	1,112	3,025
Net income	$129,020	$169,266

Preferred dividends	$8,631	$8,631

Operating earnings available to common shareholders	$110,211	$154,924

Comprehensive income, net of tax	$190,197	$184,910

Per Share Data:
Earnings per common share:
Basic operating earnings	$2.03	$2.72
Net realized investment gains, net of tax	0.17	0.05
Interest in earnings of equity investments, net of tax	0.02	0.05
Basic net income	$2.22	$2.82

Weighted average number of common shares outstanding	54,248.3	56,960.3

Diluted operating earnings	$1.98	$2.66
Net realized investment gains, net of tax	0.16	0.05
Interest in earnings of equity investments, net of tax	0.02	0.05
Diluted net income	$2.16	$2.76

Weighted average number of common and common share equivalents outstanding	55,711.2	58,200.2

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)
(Unaudited)

	March 31,	December 31,
	2008	2007
Assets
Investments:
Fixed maturities, trading securities, at fair value	$10,375,881	$-
Short-term investments, trading securities, at fair value	144,051	-
Equities, trading securities, at fair value	1,100,212	-
Fixed maturities, available-for-sale, at fair value	-	9,498,791
Short-term investments, available-for-sale, at fair value	-	97,307
Equities, available-for-sale, at fair value	-	871,762
Trading securities, at fair value	-	399,280
Other invested assets	70,894	50,201
Total investments	11,691,038	10,917,341
Cash and cash equivalents, at fair value, which approximates amortized cost	497,567	654,895
Accrued investment income	179,611	176,386
Reinsurance balances receivable	2,135,239	1,449,702
Reinsurance recoverable on paid and unpaid losses	190,730	158,494
Funds held by reinsured companies	954,421	1,083,036
Deferred acquisition costs	750,627	641,818
Deposit assets	376,851	398,079
Goodwill	429,519	429,519
Net receivable for securities sold	-	50,065
Other assets	85,316	77,614
Total assets	$17,290,919	$16,036,949

Liabilities
Unpaid losses and loss expenses	$7,573,371	$7,231,436
Policy benefits for life and annuity contracts	1,600,447	1,541,687
Unearned premiums	1,837,778	1,267,873
Reinsurance balances payable	155,133	119,853
Ceded premiums payable	33,155	14,617
Funds held under reinsurance treaties	31,735	21,585
Deposit liabilities	414,064	435,852
Net payable for securities purchased	42,070	-
Net tax liabilities	75,460	37,743
Accounts payable, accrued expenses and other	177,497	167,141
Long-term debt	620,000	620,000
Debt related to capital efficient notes	257,605	257,605
Total liabilities	12,818,315	11,715,392

Shareholders’ Equity
Common shares (par value $1.00, issued: 2008, 57,580,543; 2007, 57,379,516)	57,581	57,380
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2008 and 2007, 11,600,000; aggregate liquidation preference: 2008 and 2007, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2008 and 2007, 9,200,000; aggregate liquidation preference: 2008 and 2007, $230,000,000)	9,200	9,200
Additional paid-in capital	1,450,798	1,441,598
Accumulated other comprehensive income:
Net unrealized (losses) gains on investments, net of tax	(2,640)	94,747
Currency translation adjustment	250,783	197,777
Unfunded pension obligation, net of tax	(3,677)	(3,274)
Retained earnings	2,955,214	2,753,784
Common shares held in treasury, at cost (2008, 3,317,668; 2007, 3,129,008)	(256,255)	(241,255)
Total shareholders' equity	4,472,604	4,321,557

Total liabilities and shareholders' equity	$17,290,919	$16,036,949

Shareholders’ Equity Per Common Share (excluding cumulative
preferred shares: 2008 and 2007, $520,000,000)	$72.84	$70.07
Diluted Book Value Per Common and Common Share Equivalents
Outstanding (assuming exercise of all stock-based awards)	$70.93	$67.96

Number of Common and Common Share Equivalents Outstanding	55,725.7	55,936.4

PartnerRe Ltd.
SEGMENT INFORMATION
(in millions of U.S. dollars)
(Unaudited)

For the three months ended March 31, 2008

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-Life Segment	Life Segment	Corporate and Other	Total

Gross premiums written	$332	$375	$354	$198	$1,259	$174	$6	$1,439

Net premiums written	$332	$373	$333	$198	$1,236	$170	$6	$1,412
Increase in unearned premiums	(66)	(172)	(114)	(121)	(473)	(25)	(4)	(502)
Net premiums earned	$266	$201	$219	$77	$763	$145	$2	$910
Losses and loss expenses and
life policy benefits	(171)	(147)	(148)	(2)	(468)	(122)	-	(590)
Acquisition costs	(66)	(52)	(54)	(7)	(179)	(25)	-	(204)
Technical result	$29	$2	$17	$68	$116	$(2)	$2	$116

Other income					1	-	-	1
Other operating expenses					(57)	(9)	(26)	(92)
Underwriting result					$60	$(11)	n/a	$25

Net investment income						13	124	137
Allocated underwriting result (1)						$2	n/a	n/a

Net realized investment gains							25	25
Interest expense							(12)	(12)
Net foreign exchange losses							(4)	(4)
Income tax expense							(43)	(43)
Interest in earnings of equity investments							1	1
Net income							n/a	$129

Loss ratio (2)	64.2%	73.4%	67.7%	2.0%	61.3%
Acquisition ratio (3)	24.9	25.9	24.6	9.1	23.5
Technical ratio (4)	89.1%	99.3%	92.3%	11.1%	84.8%
Other operating expense ratio (5)					7.5
Combined ratio (6)					92.3%

For the three months ended March 31, 2007

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-Life Segment	Life Segment	Corporate and Other (A)	Total

Gross premiums written	$296	$332	$305	$212	$1,145	$157	$-	$1,302

Net premiums written	$295	$332	$284	$212	$1,123	$148	$-	$1,271
Increase in unearned premiums	(74)	(155)	(64)	(118)	(411)	(18)	-	(429)
Net premiums earned	$221	$177	$220	$94	$712	$130	$-	$842
Losses and loss expenses and
life policy benefits	(137)	(118)	(99)	(29)	(383)	(96)	-	(479)
Acquisition costs	(57)	(46)	(57)	(10)	(170)	(31)	-	(201)
Technical result	$27	$13	$64	$55	$159	$3	$-	$162

Other income (loss)					2	-	(1)	1
Other operating expenses					(51)	(7)	(21)	(79)
Underwriting result					$110	$(4)	n/a	$84

Net investment income						11	108	119
Allocated underwriting result (1)						$7	n/a	n/a

Net realized investment gains							1	1
Interest expense							(14)	(14)
Net foreign exchange losses							(4)	(4)
Income tax expense							(20)	(20)
Interest in earnings of equity investments							3	3
Net income							n/a	$169

Loss ratio (2)	62.0%	66.8%	45.1%	30.6%	53.8%
Acquisition ratio (3)	25.9	25.9	25.9	10.3	23.8
Technical ratio (4)	87.9%	92.7%	71.0%	40.9%	77.6%
Other operating expense ratio (5)					7.2
Combined ratio (6)					84.8%

(A) The Company reports the results of ChannelRe on a one-quarter lag. The 2007 period includes the Company’s share of ChannelRe’s net income in the amount of $3.0 million.

(1) Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6) Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.